As filed with the Securities and Exchange Commission on January 22, 2021

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

        Mississippi                        64-0676974
    (State or other                        (I.R.S. Employer
    jurisdiction of incorporation                    Identification No.)
        or organization)

209 Troy Street
Tupelo, Mississippi 38804-4827
(Address, including zip code,
of registrant's principal executive offices)
RENASANT CORPORATION
DEFERRED STOCK UNIT PLAN
(Full title of the plan)

C. MITCHELL WAYCASTER	Copy to:
President and Chief Executive Officer	MARK W. JEANFREAU
Renasant Corporation	General Counsel
209 Troy Street	Renasant Corporation
Tupelo, Mississippi 38804-4827	209 Troy Street
(662) 680-1001	Tupelo, Mississippi 38804-4827
(Name and address, including zip code, and telephone number, including area code, of agent for service)	(662) 680-1445
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $5.00 per share	150,000 shares	$37.70	$5,655,000	$617
(1)    This Registration Statement (the “Registration Statement”) registers common stock of Renasant Corporation (the “Company”), par value $5.00 per share (“Common Stock”), issuable under the Renasant Corporation Deferred Stock Unit Plan, as amended on December 16, 2020 (the “DSU Plan”).
(2)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the plan covered by this Registration Statement by reason of any stock dividend, stock split, recapitalization or other anti-dilution provision contained in such plan.
(3)     Determined in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $37.70 per share, which is the average high and low prices of Common Stock as reported on The Nasdaq Stock Market on January 15, 2021.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an aggregate of 150,000 shares of Common Stock authorized and reserved for issuance under the DSU Plan. As more fully explained below, after the filing of this Registration Statement, an aggregate of 467,500 shares of Common Stock will be registered for issuance under the DSU Plan:
•On December 23, 2002, the Company filed a Registration Statement on Form S-8 (File No. 333-102152) (the “2002 Registration Statement”) to register 30,000 shares of Common Stock for issuance under the DSU Plan. On each of December 1, 2003 and August 28, 2006, the Company effected a three-for-two stock split of the Common Stock, and, as provided in the 2002 Registration Statement, the number of shares registered pursuant to such registration statement increased to 67,500 shares in accordance with Rule 416(a) of the Securities Act.
•On June 29, 2007, the Company filed a Registration Statement on Form S-8 (File No. 333-144185) (the “2007 Registration Statement”) for the purpose of registering an additional 100,000 shares for issuance under the DSU Plan and incorporating by reference the contents of the 2002 Registration Statement.
•On March 7, 2012, the Company filed a Registration Statement on Form S-8 (File No. 333- 179973) (the “2012 Registration Statement”) for the purpose of registering an additional 150,000 shares for issuance under the DSU Plan and incorporating by reference the contents of the 2002 Registration Statement and the 2007 Registration Statement.
In accordance with Form S-8, General Instruction E, the contents of the 2002 Registration Statement, the 2007 Registration Statement and the 2012 Registration Statement are hereby incorporated by reference into this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The prospectus containing information required by Part I of Form S-8 relating to this Registration Statement is omitted in accordance with the note to Part I of Form S-8. Each holder of units allocated under the DSU Plan will be furnished with a copy of the prospectus or documents containing the information specified in Part I of Form S-8, as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules of the Commission, the prospectus for the DSU Plan is not being filed with or included in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.            Exhibits.

    Exhibit No.    Description of Exhibit

    5.1    Opinion of Phelps Dunbar LLP

    23.1    Consent of Horne LLP

    23.2    Consent of Phelps Dunbar LLP (included in the opinion filed as Exhibit 5.1 hereto)

    24.1    Power of Attorney (included on the signature page of this Registration Statement)

    99.1    Amendment No. 5 to Renasant Corporation Deferred Stock Unit Plan

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 22nd day of January, 2021.

                            RENASANT CORPORATION

    By: /s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Renasant Corporation, constitute and appoint E. Robinson McGraw, C. Mitchell Waycaster, Kevin D. Chapman and James C. Mabry IV, and each or either of them (with full power to each act alone), our true and lawful agents and attorneys-in-fact, for us and on our behalf and in our name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Renasant Corporation to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Renasant Corporation Deferred Stock Unit Plan, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 22, 2021	by:	/s/ James. C. Mabry IV James C. Mabry IV, Chief Financial Officer (Principal Financial Officer)
Date: January 22, 2021	by:	/s/ Kelly W. Hutcheson Kelly W. Hutcheson, Chief Accounting Officer (Principal Accounting Officer)
Date: January 22, 2021	by:	/s/ Gary D. Butler Gary D. Butler, Director
Date: January 22, 2021	by:	/s/ Donald Clark, Jr. Donald Clark, Jr., Director
Date: January 22, 2021	by:	/s/ John M. Creekmore John M. Creekmore, Director
Date: January 22, 2021	by:	/s/ Albert J. Dale, III Albert J. Dale, III, Director
Date: January 22, 2021	by:	/s/ Jill V. Deer Jill V. Deer, Director
Date: January 22, 2021	by:	/s/ Marshall H. Dickerson Marshall H. Dickerson, Director
Date: January 22, 2021	by:	/s/ Connie L. Engel Connie L. Engel, Director
Date: January 22, 2021	by:	/s/ John T. Foy John T. Foy, Director
Date: January 22, 2021	by:	_______________________________________ R. Rick Hart, Director

Date: January 22, 2021	by:	/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr., Director
Date: January 22, 2021	by:	/s/ Neal A. Holland, Jr. Neal A. Holland, Jr., Director
Date: January 22, 2021	by:	/s/ E. Robinson McGraw E. Robinson McGraw, Chairman of the Board and Executive Chairman
Date: January 22, 2021	by:	/s/ Michael D. Shmerling Michael D. Shmerling, Director
Date: January 22, 2021	by:	/s/ Sean M. Suggs Sean M. Suggs, Director

Date: January 22, 2021	by:	/s/ C. Mitchell Waycaster C. Mitchell Waycaster, President, Chief Executive Officer and Director (Principal Executive Officer)